Notable

Clinical Stage Predictive Therapeutics Company

Propelling the Right Drugs to the Right Patients

July 1, 2024

Disclaimer

Forward Looking Statements: This communication contains "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, express or implied statements regarding Notable Labs, Ltd.'s ("Notable") future operations and goals; the potential benefits of any product candidates or platform technologies of Notable; the timing of any clinical milestones of Notable's therapeutic candidates; the cash runway of the company; and other statements that are not historical fact. All statements other than statements of historical fact contained in this communication are forward-looking statements. These forward-looking statements are made as of the date they were first issued, and were based on the then-current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Notable's control. Notable's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to (i) uncertainties associated with Notable's platform technologies, as well as risks associated with the clinical development and regulatory approval of product candidates, including potential delays in the commencement, enrollment and completion of clinical trials; (ii) risks related to the inability of Notable to obtain sufficient additional capital to continue to advance these product candidates and any preclinical programs; (iii) uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; (iv) risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; (v) risks associated with Notable's future financial and operating results, including its ability to become profitable; (vi) Notable's ability to retain key personnel; (vii) Notable's ability to manage the requirements of being a public company; (viii) Notable's ability to obtain orphan drug designation, and the associated benefits, for any of its drug candidates; (ix) Notable's inability to obtain regulatory approval for any of its drug candidates; (x) changes in, or additions, to international, federal, state or local legislative requirements, such as changes in or additions to tax laws or rates, pharmaceutical regulations, and other regulations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section titled "Risk Factors" in the Annual Report on Form 10-K of Notable Labs, Ltd. for the year ended December 31, 2023, and in other subsequent filings with the SEC. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. Notable expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Notable: Predictive Medicine Platform to Derisk & Propel Clinical Stage Assets

Notable is a clinical-stage oncology predictive therapeutics company with a novel responder-focused approach to drug development

Lead Program: Volasertib

- Originally developed by Boehringer Ingelheim ("BI") through Phase 3; 1,400 patient dataset; survival benefit in Phase 2 trial
- In-licensed following extensive BI post hoc analysis and strong performance on Notable's Predictive Medicine Platform

Entering Phase 2 trial in relapsed/refractory AML*

- Trial design optimized by BI post hoc analysis
- Further enhanced by enrolling patients predicted to respond
- Phase 2 initial safety data expected in the fourth quarter of 2024 followed by efficacy data in the first half of 2025

Predictive Medicine Platform (PMP)

- Measures functional cell response to treatment on a patient's cancer sample
- Extensive, scalable database of cancer biological response
- 97% predictive precision across four clinical validation trials

Business Model: De-risk and accelerate drug development

- License undervalued advanced-stage shelved drugs
- Improve patient selection: Enroll patients likely to respond
- Goal: Predictably exceed standard of care for urgent needs (start with AML)

Notable

*AML = acute myeloid leukemia, R/R = relapsed/refractory

Experienced Leaders From Across Therapeutics, Diagnostics & Technology






Thomas Bock, M.D., MBA	**Joseph Wagner, Ph.D.**	**Glenn Michelson, M.D.**	**Scott McPherson, CPA**
Chief Executive Officer	*Chief Scientific Officer*	*Chief Medical Officer*	*Chief Financial Officer*

Previous Experience

Chief Executive Officer HeritX	*President & Chief Executive Officer* BriaCell Therapeutics Corp	*VP, Clinical Development* CytomX Therapeutics	*Chief Financial Officer* MedSec, LLC
SVP & Global Medical Head Alexion	*President & Chief Executive Officer* OncoCyte Corporation	*VP, Clinical Development* Portola Pharmaceuticals Inc	*Chief Executive Officer* U.S. Environmental, Inc.
VP & Global Medical Head Celgene	*President & Chief Technology Officer* Cell Targeting, Inc.	*VP, Oncology & Chief Medical Officer* Plexxikon Inc.	*Chief Financial Officer* VerifyMe, Inc.

Independent Directors: Leaders from Premier Life Science Companies



Tuomo Pätsi
Chair

EVP, Commercial
Seagen

President International
Celgene



Thomas Graney
Chair Audit Committee

Chief Executive Officer
Oxurion

Chief Financial Officer
Vertex Pharmaceuticals



Thomas Dubin
Chair Compensation Committee

Vice Chair
Norwalk Hospital

Chief Legal Officer
Alexion



Michele Galen
Director

Chief Communication Officer
Shire

Chief Communication Officer
Novartis Oncology and Novartis



Michael Rice
Director

Founding Partner
LifeSci Advisors

Co-Head, Healthcare Investment Banking
Canaccord Adams



Peter Feinberg
Director

Co-Founder
BridgeBio Pharma and Sporos Bioventures

Partner and Co-Founder
Boxcar Partners

Head, Institutional Equities and Sales
Oppenheimer & Co

We Aim to Deliver Better and More Predictable Outcomes for Patients

Precision Medicine (one-dimensional)

- Targets genomic mutations
- Only 15% cancer patients carry actionable mutations
- Response rate often low (considers only genetic mutations)



Complete Response Rate (composite)
100
80
60
40
20
0
IDAC¹
IDAC²
Comp³
Comp⁴
Comp⁵
Average

Example: R/R AML

Paradigm Shift

Predictive Medicine (multi-dimensional)

- Interrogates functional cancer cell biology
- Unconstrained by actionable genetic mutations
- Predicted response rate higher (considers numerous factors)



Complete Response Rate (composite)
100
80
60
40
20
0
Notable Target RR
2x SoC
IDAC¹
IDAC²
Comp³
Comp⁴
Comp⁵
Average
NTBL

1. CLASSIC I: Faderl et al, JCO 2012
2. VALOR: Ravandi et al, Lancet Oncol 2015
3. Enasidenib: De Button et al, Blood 2023
4. ADMIRAL Trial: Perl et al, NEJM 2019
5. Maiti et al, Haematologica 2021

Notable

Taking Advantage of Years and Millions of Dollars in Drug Development

Standard Model: From Discovery to Phase 3 – Takes 15 years and $2.5 billion/drug on average



Discovery
Pre-Clinical
Phase 1
Phase 2
Phase 3
Phase 2 in predicted responders
Phase 3 in predicted responders
Treatment
Platform
Platform
+ Companion Diagnostic
New Patent Life

Notable Model: Propel Advanced-Stage Drugs Over Finish Line – Bypass years of risk and millions of dollars of investments

Notable PMP Leverages & Further De-risks BI's Enhanced, FDA-Supported Program[1]


Statistically significant
clinical response and survival advantage
Difference *not*
statistically significant
Discovery
Pre-Clinical
Phase 1
Phase 2
EU / US
Fixed Dosing
FDA Breakthrough
Designation
Phase 3
Global
Fixed Dosing
Boehringer Ingelheim
BI Ph3 Post Hoc Analysis:
Inconsistent antibiotics led to infections,
especially in patients with low BSA
FDA ✓
Phase 2
Enhancements
Antibiotics[2]
BSA-Dosing[3]
PMP-Testing
Notable
Phase 2
Antibiotics
BSA-Dosing
Phase 3
Antibiotics
BSA-Dosing
Platform
Platform
PMP added to exceed
BI Ph2 profile at least 2-fold

Notable

[1] FDA supported enhanced BI Phase 2 trial at MD Anderson Cancer Center/Yale which had already enrolled cohort A when BI stopped Volasertib's development overall
[2] Standard-of-care prophylactic antibiotics mandated for all trial patients to reproduce BI Phase 2 profile
[3] Body Surface Area-based dosing of 200mg/m^2 on Day 1 (vs. Days 1+15 in original BI Phases 2/3 trials) to exceed BI Phase 2 profile

Notable

Predictive Medicine Platform

Genomics-Based Precision Medicines are Limited

Patients Urgently Need an Approach That Goes Beyond Genetic Mutations



- Less than 15% of cancer patients[1] carry a known actionable genetic marker, and thus can benefit from traditional precision medicines
- In many clinical settings, genomics-based precision medicines deliver moderate or low clinical response rates[1]
- Example: Precision medicine gilteritinib targets FLT3, a genetic mutation found in AML, yet only 34%[2] of Flt3+ patients respond

Notable

1. Haslam et al; Annals of Oncology, Vol 32, Issue 7; April 2021
2. Perl et al; New England Journal of Medicine, 381;18; October 31, 2019

Predictive Medicine Platform Merges Biology and Advanced Technology


Robotic Automation
Computation
Fresh Patient Sample
Includes Cancer and Immune Cells
Biosimulation Assay
Multiple Readouts
at the Single Cell Level
Patient Response Prediction
Microenvironment Parameters
Media Components
Cytokines/Growth Factors
Stromal Components
Protocol Parameters
Dosing Schedule
Wash Outs
Feeding
Live
Dying (Apoptosis)
Dead
Proliferating
Maturing (Differentiating)
Quiescent
Drug Pumps
T-cell Activation
Immune Evasion
Predictive Algorithms
Computational algorithms translate data across multiple dimensions into patient response score
Drug Treatment

Response Prediction Results in Seven Days or Less

All Platform-Predicted Responders Clinically Responded to Their Actual Treatment

Clinical Validation Trial with Stanford in MDS[1]: Results of the 21 Patients Treated with Platform-Screened Compounds[2]



Predicted Response from Patient Samples
Predicted Non-Response
Predicted Response
Least sensitive
Most sensitive
3
2
1
0
-1
-2
-3
Patients receive treatment
Actual Clinical Response to Patients' Treatment
Predicted Non-Response
Predicted Response
Clinical Non-Response
Clinical Response

[1] MDS = Myelodysplastic Syndromes; Response Rate reflects direct Positive Predictive Value (PPV)
[2] Blood Adv (2020) 4 (12): 2768–2778. Mean PPV 0.92, 95% CI [0.69-1.0] in publication reflect statistical bootstrapping methodology

97% Predicted Responders Achieved Clinical Response Across 4 Validation Trials

Clinical Non-Responder | Clinical Responder | Predicted Responders

100%* (N=21)	83%* (N=9)	100%* (N=10)	100%* (N=18)	100%* (N=13)



Stanford University
Myelodysplastic Syndromes, MDS

Blood Adv (2020) 4 (12): 2768–2778. Mean PPV 0.92, 95% CI [0.69-1.0]†

MD Anderson Cancer Center
Acute Myeloid Leukemia, AML

ASH Poster (2021) https://notablelabs.com/category/scientific-poster/ Mean PPV 0.80, 95% CI [0.50-1.0]†

Texas Children's Hospital
Pediatric AML

Blood (2021) 138 (Supplement 1): 2361. Mean PPV 1.0, 95% CI [1.0-1.0]†

Washington University
AML (Cohort A)

Washington University
MDS + AML (Cohort B)

AACR 2023 – Cancer Res (2023) 83 (7_Supplement): 4342. A: Mean PPV 1.0, 95% CI [1.0-1.0]; B: Mean PPV 0.86, 95% CI [0.63-1.0]†

Notable

* Response Rate reflects direct Positive Predictive Value (PPV)/Predictive Precision
† Values reflect statistical bootstrapping methodology

Volasertib: Strong Predictive PMP Performance Further De-Risks Program


Least sensitive
1.0
0.8
0.6
0.4
0.2
0.0
-0.2
Notable Score
Most sensitive
Highly Volasertib-sensitive
(n=19 of 41)
De Novo AML
R/R AML
Not Specified

Highly sensitive samples included 50% of R/R AML patients

Presented at AACR 2024, San Diego, CA "Guided by a predictive ex vivo test: bringing the PLK1 inhibitor volasertib back into the clinic for relapsed/refractory acute myeloid leukemia patients"
AACR 2024, abstract published in Cancer Res (2024) 84 (6_Supplement): 5178

Volasertib Lead Candidate

Acute Myeloid Leukemia (AML) is an Urgent Unmet Need

Acute Myeloid Leukemia (AML)

Estimated in 2024 (US): 20,800 cases; 11,220 deaths[1]

Not Eligible for Intensive Chemotherapy (>50% of AML[9])

- Standard of care: Venetoclax + hypomethylating agents (Ven/HMA)
- Response rate 60-70%[2] + improved survival
- Worse outcomes if complex cytogenetics/TP53 mutations[2,3,5,6]
- All patients will relapse

Relapsed/Refractory AML[7]

- Response rate of available treatments approx. 15%
- No defined standard of care
- Except for few patients with genetic mutations[7,8]
  (but time to genetic results may jeopardize timely clinical decisions)

Notable

1. American Cancer Society website, https://www.cancer.org/cancer/types/acute-myeloid-leukemia/about/key-statistics.html, accessed 4/24/2024
2. Dinardo, et al, NEJM 2020
3. Green, et al, CCR 2022
4. Appelbaum, et al Blood 2006
5. Ong, et al, Cancer Drug Resistance 2022
6. Dinardo, et al, Blood 2020
7. NCCN Guidelines, AML, v4.2023
8. Perl et al; NEJM, 2019
9. Griffith et al. Leukemia Res, 2020

Volasertib: PLK1 Plays Central Role in Leukemia and Other Cancers

Mechanism of Action



Prometaphase
Spindle assembly
Metaphase
Centrosome maturation
Mitotic exit
Prophase
PLK1
Ser/Thr kinase
Anaphase
Interphase
Mitotic entry
Cell division
Telophase
Cytokinesis

Demonstrated Over-Expression

- Polo-like kinase 1 (PLK1) plays central role in cancer cell proliferation
- PLK1 over-expression has been found in multiple cancers and associated with poor prognoses
- PLK1 inhibition leads to death of cancer cells by interfering with multiple stages of mitosis

Cancer Type	*P* Value	Fold Change
Lung squamous cell carcinoma	7.41E-157	20.8
Breast invasive carcinoma	5.88E-126	11.3
Lung adenocarcinoma	1.18E-63	9.7
Kidney renal clear cell carcinoma	2.33E-55	6.1
Head and neck squamous cell carcinoma	6.52E-50	4.2
Liver hepatocellular carcinoma	3.59E-40	11.7
Uterine corpus endometrial carcinoma	1.96E-36	21.3
Colon adenocarcinoma	5.97E-33	2.5
Stomach adenocarcinoma	8.45E-27	4.8
Esophageal carcinoma	9.52E-27	10.2
Bladder urothelial carcinoma	4.96E-26	9.1
Prostate adenocarcinoma	1.29E-22	3.3
Kidney renal papillary cell carcinoma	6.76E-22	4.7
Cholangiocarcinoma	6.97E-14	24.3
Glioblastoma multiforme	5.63E-12	12.4
Kidney chromophobe	1.63E-06	3.3
Rectum adenocarcinoma	1.06E-05	2.3
Pancreatic adenocarcinoma	0.04	2.2

Schöffski, Patrick. "Polo-like kinase (PLK) inhibitors in preclinical and early clinical development in oncology." *The oncologist* 14.6 (2009): 559-570.
Liu, Zhixian, Qingrong Sun, and Xiaosheng Wang. "PLK1, a potential target for cancer therapy." *Translational oncology* 10.1 (2017): 22-32.

Boehringer Ingelheim Volasertib Front Line AML Clinical Summary

753 AML Patients Across Phase 2 and Phase 3 Trials

Treatment[1]: LDAC + Fixed/Flat Dose Volasertib Vs. LDAC + Placebo

Phase 2 (US/Western Europe)[3]

- Volasertib arm
- CR + Cri**: 31%; durable remissions, some >2 years
- 8.0 months median overall survival (significant benefit)



Phase 3 (Worldwide)[4]

- Volasertib arm
- CR + CRi: 27.7%
- 5.6 months median overall survival (no significant difference)



Inconsistent Antibiotic Prophylaxis /Management

[1] LDAC: low dose ara-c
[2] CR: complete remission; Cri: CR with incomplete hematologic recovery

[3] Doehner et al, Blood 2014
[4] Doehner et al, HemaSphere 2021

Volasertib Phase 2 and Phase 3 Trial Results Summary

Summary of AML Trial Results	Phase 2[1]		Phase 3[2]	
	LDAC	LDAC + Vola	LDAC + Placebo	LDAC + Vola
Treatment	45	42	222	444
Complete Response (CR)	6.7% (3)	14.3% (6)	12.2% (27)	15.1% (67)
CRi	6.7% (3)	16.7% (7)	5.0% (11)	12.6% (56)
Overall Response Rate (CR + Cri)	**13.3% (6)**	**31.0% (13)**	**17.1% (38)**	**27.7% (123)**
Median Overall Survival (months)	**5.2**	**8.0**	**6.5**	**5.6**
Median Event-Free Survival (months)	2.3	5.6	2.8	3.3
Median Relapse-Free Survival (months)	10.0	18.5	18.7	13.1
Febrile Neutropenia (CTCAE grades 3-5)	15.6% (7)	54.8% (23)	28.4% (63)	58.7% (258)
Infections and Infestations (CTCAE grades 3-5)	22.2% (10)	47.6% (20)	38.3% (85)	57.4% (255)

Notable

1. Doehner, et al, Blood 2014
2. Doehner, et al, HemaSphere 2021

BI Phase 3 Post Hoc Analysis Triggered Enhanced BI Trial at MDACC


Discovery
Pre-Clinical
Phase 1
Phase 2
Phase 3

Phase 3 Post Hoc Analysis

- Clinical responses across all risk groups, including high risk (complex cytogenetics; p17/TP53)
- Inconsistent antibiotic prophylaxis: febrile neutropenia, infections, including grade 5 infections
- Infections especially increased in patients with low body surface area (BSA) due to Volasertib fixed dosing*

Enhanced BI Trial**

(FDA-cleared)

Enhanced Phase 2
Antibiotics
BSA-dosing

Prophylactic Antibiotics to reproduce Ph2 profile
BSA-Dosing to further increase benefits

Notable

* Fixed dosing: all patients receive the same cancer treatment dose regardless of size of weight
** At MD Anderson Cancer Center, Yale University, Washington University

Notable's Phase 2 Trial Overview

Notable's Phase 2 Further Enhanced By PMP Patient Selection

Key Inclusion Criteria
- Confirmed AML
- Ineligible for intensive chemo
- 1-3 failed treatments

Part 1
Antibiotics
BSA-Dosing

Part 2
Antibiotics
BSA-Dosing

Selection by PMP-Platform:
Enroll the Most Volasertib-Sensitive Patients

Goal Part 1:
Prophylactic Antibiotics/BSA-Dosing Tolerability Data
- Volasertib 170mg/m^2 (Day 1 of 28d cycle)
- Can be adjusted based on clinical profile
- In combination with Decitabine 20mg/m^2, D1-5

Goal Part 2:
Enrich Volasertib-Responsive Population at Least Two-Fold
- Prepare Phase 3 trial

Volasertib Phase 2 Trial: Anticipated Near-Term Milestones



FDA Submission
Lead-In Data
Continuous Data Read-Out
First Site Initiated
Predictive Selection Starts
Day 30 post submission
FDA post lead-in review
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Q3 2025

Notable

Corporate Summary and Intellectual Property

Notable Business Model is Scalable

Predict Clinical Responders Through the Notable Platform. Propel Advanced-Stage Drugs over the Finish Line

Platform

Biology and Technology

- Identifies patients most likely to respond to a treatment (no need for genetic markers, e.g. next generation sequencing)
- Measures multi-dimensional biological response of cells to drugs in proprietary bioassay (flow cytometry)
- Computational algorithms integrate these data to accurately predict patient response

Validated and Scalable

- Robotic automation enables virtuous learning cycles and optimization via machine learning
- 97% of predicted responders clinically responded to their actual treatment across 4 validation trials
- Massive, continually growing data repository drives expansion across drugs and diseases

Business Model

From Shelf to Leadership

- Focus on indications with high unmet need (low response rates)
- Target, screen, and in-license advanced-stage shelved drugs or co-develop undervalued drug opportunities
- De-risk and fast-track remaining development in predicted responders

Volasertib: Lead Clinical Program

- In-licensed from Oncoheroes/ Boehringer Ingelheim (BI)
- Initial focus on predicted responders with relapsed/refractory AML
- First Phase 2 data expected in 4Q 2024 (enhancements vs. BI trials)
- Continuous safety and efficacy readouts in 2025 (in platform-predicted responders)

Intellectual Property Built on Three Pillars

Volasertib

- **In-licensed BI portfolio**
  - 19 issued patents across API, formulation, method of use, method of manufacture
  - API Loss of Exclusivity = 2027
  - Patent Term Extension strategy: Use on critical Method of Use family, expiring 2035

Predictive Medicine Platform

- **Protected via trade secrets**
- Parsing of knowledge across scientific, engineering and data teams
- Drug-specific method filings protect as above

Volasertib + PMP

- **Notable additional filings**
  - CDX + VOLA novel method patents would extend to 2044+

Cash Position and Stock Information

- NASDAQ: NTBL (launched on Oct 17, 2023, following reverse merger with VBLT)
- Office and laboratories in Foster City, California
- $8.2 mm cash and cash equivalents (March 31, 2024)
  - $6.8 mm cash and cash equivalents (May 9, 2024)
- 9.7 mm shares outstanding (June 20, 2024)
  - 0.1mm warrants*
  - No debt

Notable

*Warrants are out of the money: strike price >$100/share